Standard Register®

ADVANCING YOUR REPUTATION     1912-2012

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1205 (fax)

Carol Merry 614.383.1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register Reports Fourth Quarter 2012 Financial Results

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Operating performance continues positive trend

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Restructuring had positive effect on performance in 2012

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Ended year with $8.2 million in positive cash flow

DAYTON, Ohio (February 22, 2013) – Standard Register (NYSE: SR), a leader in critical communications management solutions, today announced its financial results for the fourth quarter and full year 2012. The Company reported fourth quarter 2012 revenue of $143.6 million and a net loss of $0.2 million or $0.01 per share. The results compare to 2011 fourth quarter revenue of $161.4 million and a net loss of $95.5 million or $3.28 per share. The 2011 fourth quarter loss included a non-cash charge of $89.5 million to establish a valuation allowance against certain deferred tax assets.

Non-GAAP net income from operations after adjustments for pension loss amortization, pension settlement, restructuring charges, postretirement plan termination, tax effect of adjustments and deferred tax valuation allowances was $4.0 million or $0.14 per share for the fourth quarter of 2012, compared to $0.9 million or $0.03 per share for the same period in 2011.

For the full 12 months of 2012, the Company reported revenue of $602.0 million and a net loss of $9.1 million or $0.31 per share. The results compare to full year 2011 revenue of $648.1 million and a net loss of $87.7 million or $3.02 per share. Full year 2011 included the $89.5 million valuation allowance and a $20.2 million one-time gain from the termination of the postretirement health care plan.

Non-GAAP adjusted net income from operations for the full year 2012 was $12.2 million or $0.42 per share compared to non-GAAP adjusted net income of $7.7 million or $0.26 per share for the prior year.

“Operational performance continues to improve, which is an indicator that customers are seeing the value of our transition from a traditional printing company to a provider of communications and marketing solutions across multiple delivery channels,” said Joseph P. Morgan, Jr., president and chief executive officer. “The restructuring plan that we introduced in January 2012 has resulted in improvements in efficiency as well as helping us align our cost structure with our resources. We are building a sustainable enterprise based on our recognized expertise in managing workflow and our platform of marketing, communications and program management for business and healthcare.”

Morgan continued, “Macro-trends are affecting our traditional printing business, but Standard Register has maintained strong customer relationships. Our qualified pension plan is still a challenge in this low interest rate environment; however we exceeded our 2012 obligation by funding $22.7 million in contributions to the plan during 2012. We are on track with our restructuring plan and ended the year with $8.2 million in positive cash flow on a net debt basis.”

The Company previously announced reductions in volume and freight business with a large financial services customer that reorganized its distribution channels and restructured its operations. Revenue from this customer declined $24.2 million ($17.6 million in Legacy products and $6.6 million in Core solutions) in 2012 and is estimated to decline an additional $18 million to $20 million in 2013.

Fourth Quarter Results

Total revenue declined 11 percent to $143.6 million in the fourth quarter compared to $161.4 million in the fourth quarter of 2011. Approximately half of the decline was attributable to reduced volumes with the large financial services customer. Core solutions, the Company’s priority growth products and services, declined 4 percent. Legacy products, generally transactional documents and printed materials, decreased 14 percent.

Healthcare revenue declined 11 percent for the quarter, to $52.5 million compared to $59.3 million in the prior year quarter. Declines in volumes, particularly in printed forms related to the mandated migration to Electronic Healthcare Records, offset increases in Core solutions sales. Operating income for the fourth quarter was $4.1 million compared to $2.1 million for the same period in 2011.

Business Solutions revenue for the fourth quarter was $91.0 million, a decrease of 11 percent compared to the fourth quarter of 2011 revenue of $102.1 million. Core solutions and Legacy products declined, primarily related to the reduction in volume from the large financial services customer. Operating income for the fourth quarter was $2.4 million compared to an operating loss of $1.3 million in the fourth quarter last year.

Consolidated gross margin as a percent of revenue was 30 percent, the same as for the fourth quarter of 2011. Selling, general and administrative (SG&A) expenses declined 18 percent in the quarter.

Full Year Results

Total revenue declined 7 percent to $602.0 million compared to $648.1 million for the full year 2011. Over half of this decline was attributable to reduced volume with the large financial services customer and the remainder was primarily the result of Legacy product unit volumes declining more rapidly than growth in Core solutions sales. For 2012, Core solutions declined 0.3 percent. Legacy products declined 12 percent. At the end of 2012, Core solutions comprised 43 percent of revenue, compared to 40 percent at the end of 2011. Legacy products correspondingly declined to 57 percent from 60 percent for the same periods.

Healthcare revenue declined 9 percent to $215.9 million from $236.8 million in 2011. Operating income for 2012 decreased 12 percent, to $12.7 million from $14.5 million for the prior year.

Business Solutions revenue declined to $386.1 million from $411.3 million for 2011. Nearly all of the decline was from reduced volume with the large financial services customer. Operating income for 2012 more than doubled to $8.1 million from $3.5 million for 2011.

Consolidated gross margin as a percent of revenue was 30 percent for 2012, compared to 31 percent for 2011. SG&A expense declined 13 percent to $180.7 million from $206.9 million in the prior year.

Cash flow on a net debt basis was positive by $8.2 million for 2012 compared to negative cash flow of $11.6 million for 2011.

Capital Expenditures, Restructuring and Pension Contribution Updates

For 2012 capital expenditures were $6.0 million. The Company continues to invest at a prudent level to support Core technology solutions growth and to increase efficiencies with management reporting capabilities. Restructuring efforts have more clearly defined investments that will produce the best return. The Company expects capital expenditures for 2013 to be within the range of $15 million to $18 million.

In January 2012, the Company announced a two-year strategic restructuring plan to better align its resources in support of the growing Core solutions business and reduce costs to offset the impact of declining revenues in Legacy products. When fully implemented at the end of 2013, annual savings of $60 million are expected to be realized. Through 2012, the Company achieved approximately $40 million of savings and incurred nearly all of the expected $10.0 million in cumulative costs associated with the program.

Standard Register contributed $22.7 million to the Company’s qualified pension plan in 2012, including $2.0 million more than required for the year. With relief provided by the Moving Ahead for Progress in the 21st Century Act (MAPS-21), commonly called the highway bill, and the additional $2.0 million of funding in 2012, contributions for 2013 and 2014 are expected to be $24.8 million and $36.4 million, respectively.

Conference Call

Standard Register’s President and Chief Executive Officer Joseph P. Morgan, Jr., and Chief Financial Officer Robert Ginnan will host a conference call at 10:00 a.m. EDT on Friday, February 22, 2013, to review the fourth quarter results. The call can be accessed via an audio webcast accessible at http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR), celebrating 100 years of innovation, is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities. Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, financial services, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our access to capital for expanding in Core solutions, the pace at which digital technologies erode the demand for certain Legacy products, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.

Non-GAAP Measure Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss several measures operating performance including non-GAAP net income and earnings per share and cash flow on a net debt basis, which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results, excluding pension loss amortization, pension settlements, restructuring charges, postretirement plan terminations and deferred tax valuation allowances. We believe this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision-making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we take the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The table below provides a reconciliation of these non-GAAP measures to their most comparable measure calculated in accordance with GAAP.

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		THE STANDARD REGISTER COMPANY
		CONSOLIDATED STATEMENTS OF OPERATIONS
		(In thousands, except per share amounts)
		(Unaudited)
Fourth Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		52 Weeks Ended	52 Weeks Ended
Dec 30, 2012	Jan 1, 2012		Dec 30, 2012	Jan 1, 2012

$143,550	$161,392	TOTAL REVENUE	$601,988	$648,109

99,975	113,589	COST OF SALES	421,586	449,940

43,575	47,803	GROSS MARGIN	180,402	198,169

		OPERATING EXPENSES
42,026	51,386	Selling, general and administrative	180,674	206,859
355	67	Pension settlement and postretirement plan amendment	1,338	(19,719)
933	5,263	Restructuring and other exit costs	4,278	5,198

43,314	56,716	TOTAL OPERATING EXPENSES	186,290	192,338

261	(8,913)	INCOME (LOSS) FROM OPERATIONS	(5,888)	5,831

		OTHER INCOME (EXPENSE)
(630)	(692)	Interest expense	(2,689)	(2,466)
(10)	74	Other income (expense)	39	632
(640)	(618)	Total other expense	(2,650)	(1,834)

(379)	(9,531)	(LOSS) INCOME BEFORE INCOME TAXES	(8,538)	3,997

(170)	85,953	Income tax (benefit) expense	534	91,695

$(209)	$(95,484)	NET LOSS	$(9,072)	$(87,698)

29,232	29,094	Average Number of Shares Outstanding - Basic	29,194	29,049
29,232	29,094	Average Number of Shares Outstanding - Diluted	29,194	29,049

$(0.01)	$(3.28)	BASIC AND DILUTED LOSS PER SHARE	$(0.31)	$(3.02)

$—	$0.05	Dividends per share declared for the period	$0.05	$0.20

		MEMO:
$5,141	$5,925	Depreciation and amortization	$22,007	$21,809
$5,773	$6,070	Pension loss amortization	$23,104	$24,281

		SEGMENT OPERATING RESULTS
		(In thousands)
		(Unaudited)
13 Weeks Ended	13 Weeks Ended		52 Weeks Ended	52 Weeks Ended
Dec 30, 2012	Jan 1, 2012		Dec 30, 2012	Jan 1, 2012
		REVENUE
$52,535	$59,332	Healthcare	$215,883	$236,772
91,015	102,060	Business Solutions	386,105	411,337
$143,550	$161,392	Total Revenue	$601,988	$648,109

		NET (LOSS) INCOME BEFORE TAXES
$4,140	$2,110	Healthcare	$12,704	$14,475
2,427	(1,326)	Business Solutions	8,077	3,483
(6,946)	(10,315)	Unallocated	(29,319)	(13,961)
$(379)	$(9,531)	Total Net (Loss) Income Before Taxes	$(8,538)	$3,997

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CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	Dec 30, 2012	Jan 1, 2012
ASSETS
Cash and cash equivalents	$1,012	$1,569
Accounts receivable	104,513	113,403
Inventories	44,281	48,822
Other current assets	9,248	9,058
Total current assets	159,054	172,852

Plant and equipment	58,923	73,950
Goodwill and intangible assets	13,389	14,479
Deferred taxes	22,765	23,996
Other assets	5,773	8,584
Total assets	$259,904	$293,861

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities	$74,832	$83,443
Deferred compensation	3,498	5,777
Long-term debt	49,159	60,149
Pension benefit obligation	252,665	236,206
Other long-term liabilities	6,610	7,339
Shareholders' deficit	(126,860)	(99,053)

Total liabilities and shareholders' deficit	$259,904	$293,861

CONSOLIDATED STATEMENT OF CASHFLOWS
(In thousands)
(Unaudited)
	Dec 30, 2012	Jan 1, 2012

Net loss plus non-cash items	$42,694	$32,477
Working Capital	12,452	7,176
Restructuring Payments	(8,567)	(1,227)
Contributions to qualified pension plan	(22,729)	(25,000)
Other	(5,334)	(171)
Net cash provided by operating activities	18,516	13,255

Capital expenditures, net	(5,972)	(14,186)
Proceeds from sale of equipment	134	1,845
Acquisition, net of cash received	—	(4,905)
Net cash used in investing activities	(5,838)	(17,246)

Net change in borrowings under credit facility	(8,760)	12,661
Principal payments on long-term debt	(2,483)	(1,721)
Dividends paid	(1,502)	(5,836)
Other	(613)	105
Net cash (used in) provided by financing activities	(13,358)	5,209

Effect of exchange rate	123	(180)

Net change in cash	$(557)	$1,038

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		RECONCILIATION OF GAAP TO NON-GAAP MEASURES
		(In thousands, except per share amounts)
		(Unaudited)
13 Weeks Ended	13 Weeks Ended		52 Weeks Ended	52 Weeks Ended
Dec 30, 2012	Jan 1, 2012		Dec 30, 2012	Jan 1, 2012
$(209)	$(95,484)	GAAP Net Loss	$(9,072)	(87,698)
		Adjustments:
5,773	6,070	Pension loss amortization	23,104	24,281
355	67	Pension settlement and postretirement plan amendment	1,338	(19,719)
933	5,263	Restructuring charges	4,278	5,198
(2,783)	(4,501)	Tax effect of adjustments (at statutory tax rates)	(11,319)	(3,850)
(75)	89,478	Deferred tax valuation allowance	3,910	89,478
$3,994	$893	Non-GAAP Net Income	$12,239	$7,690

$(0.01)	$(3.28)	GAAP Loss Per Share	$(0.31)	$(3.02)
		Adjustments, net of tax:
0.12	0.12	Pension loss amortization	0.48	0.50
0.01	—	Pension settlement and postretirement plan amendment	0.03	(0.41)
0.02	0.11	Restructuring charges	0.09	0.11
—	3.08	Deferred tax valuation allowance	0.13	3.08
$0.14	$0.03	Non-GAAP Income Per Share	$0.42	$0.26

		GAAP Net Cash Flow	$(557)	$1,038
		Adjustments:
		Credit facility paid (borrowed)	8,760	(12,661)
		Non-GAAP Net Cash Flow	$8,203	$(11,623)